SECURITY AGREEMENT



 THIS SECURITY AGREEMENT (this "SECURITY AGREEMENT") is made and entered into this 22nd day of August, 1996, between CASINO MAGIC OF LOUISIANA, CORP., a Louisiana corporation (the "DEBTOR"), and FIRST UNION BANK OF CONNECTICUT, a Connecticut banking corporation, as trustee for the benefit of the holders of the Notes (as defined below) (in such capacity, the "SECURED PARTY").



                                  Recitals

A. Notes. Debtor is the issuer of those certain $115,000,000 13 % First Mortgage Notes due 2003 With Contingent Interest (the "Series A Notes," and together with any Series B Notes issued in exchange therefor, the "NOTES")
      pursuant to that certain Indenture dated as of August 22, 1996 (the "INDENTURE"), by and among Debtor, Jefferson Casino Corporation, a Louisiana corporation, as guarantor, and Secured Party.  Any capitalized term used in this Security Agreement without definition, but defined in the Indenture, shall have the same meaning here as in the Indenture.



 B. PURPOSE.As a material inducement to Secured Party to enter into the Indenture, Debtor has agreed to execute this Security Agreement in favor of
     Secured Party and to pledge all its right, title and interest in the collateral described herein to Secured Party.



                                 AGREEMENT

Now therefore, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto agree as follows:



 1 . CREATION OF SECURITY INTEREST.Debtor hereby assigns, pledges and grants to Secured Party, for the equal and ratable benefit of the Holders of the Notes, a security interest in all of Debtor's right, title and interest in and to the collateral described in Section 2 hereinbelow (the "COLLATERAL") in each case whether now in existence or hereafter arising, now owned or hereafter acquired by Debtor and wherever located, in order to secure the payment and performance of the obligations of Debtor to Secured Party described in Section 3 hereinbelow.



     2.     COLLATERAL.The Collateral under this Security Agreement is:

  (a) all of Debtor's personal property, goods, furnishings, fixtures and equipment, supplies, building and other materials of every nature whatsoever and all other personal property, including, but not limited to, communication systems, visual and electronic surveillance systems and transportation systems and including all property and materials stored therein in which Debtor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Project, all gaming and general equipment and devices which are or are to be installed and used in connection with the operation of Casino Magic-Bossier City (the "PROJECT"), and the Vessels (as hereinafter defined), all computer equipment, calculators, adding machines, and gaming tables, video game and slot machines and any other electronic equipment, all furniture, fixtures, equipment, gaming equipment, appurtenances and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but unattached to, any part of the Project or the land upon which the Project will be constructed, including all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator and escalator plants, cooking facilities, vacuum cleaning systems, public address and communications systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings, fixtures, and building materials, together with all venetian blinds, shades, draperies, drapery and curtain rods, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooling apparatus and equipment, ranges and ovens, garbage disposals, dishwashers, mantels, and any and all such property which is at any time installed in affixed to or placed upon the land upon which the Project will be constructed, all fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all specifically designed installations and ftirnishings, and all other personal property, furniture, fixtures and equipment of every nature used or located at the Project (all of the foregoing property and similar or after-acquired property included as Collateral under Section 2(i) below being hereinafter referred to as "EQUIPMENT");



 (b) all of Debtor's accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, all other present or ftiture rights for money due or to become due, all of Debtor's chattel paper, instruments, promissory notes (including, without limitation, all inter-company notes), markers and general intangibles for money due or to become due of any kind, in each case whether now existing or hereafter arising and wherever arising and whether or not earned by performance and all royalties, earnings, income, proceeds, products, rents, revenues, reversions, remainders, issues, profits, avails, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, (collectively, the
   "RECEIVABLES"), other general intangibles, documents of title, warehouse receipts, leases, deposit accounts, including, without limitation, the Interest Reserve Account, the Construction Disbursement Account, the Operating
   Reserve Account, the Completion Reserve Account, and the Escrow Account, money, tax refund claims, partnership interests, indemnification and other similar claims and contract rights, permits and licenses, including, without limitation, any licenses held or to be held by Debtor necessary to operate the
  Project (including, without limitation, licenses in favor of Debtor granted pursuant to the Management Agreement or otherwise), franchises, variances, special permits, rulings, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights and contract rights) certificates, stock, any and all books, records, customer lists, concession agreements, supply or service contracts, documents, unearned premiums, rebates, deposits, refunds, including, but not limited to, income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, and all rights in, to and under all security agreements, mortgages, deeds of trust, guarantees, leases and other agreements or contracts securing or otherwise relating to any of the foregoing or now or hereafter obtained by
 Debtor from any Goverrunental Authority having or claiming jurisdiction over the Project, and all things in action, rights represented by judgments, awards of damages, settlements and claims arising out of tort, warranty or contract
   (including, without limitation, the right to assert and otherwise be the proper party of interest to commence, control, prosecute and/or settle such actions, whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condenmation, indemnification, negligence, strict liability, other tort, contract, warranty or in any other manner), and all securities of any Subsidiary, whether now in existence or hereafter incorporated or formed, (all of the foregoing property, including, without limitation, the Receivables, and similar or after-acquired property included as Collateral under Section 2(i) below being hereinafter referred to as
                               "INTANGIBLES");



(c) all of the trademarks and service marks now held or hereafter acquired by Debtor or licensed to Debtor, which are registered in the United States
 Patent and Trademark Office or in any similar office or agency of the United
   States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by Debtor in the United States and trade dress including logos, designs, trade names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States ("MARKS"), together with the registration and right to renewals thereof, and the goodwill of the business of Debtor symbolized by the Marks and all licenses associated therewith;



    (d) all United States copyrights which Debtor now or hereafter has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by Debtor (" COPYRIGHTS ");



       (e) all patents and patent applications, and any divisions or continuations thereof, which are registered in the United States Patent and
 Trademark Office or any similar office or agency of the United States or any state thereof or political subdivision thereof ("PATENTS") together with the registration and right to renewals, reissues and extensions thereof, and the goodwill of the business of Debtor symbolized by the Patents;



 (f) all computer programs of Debtor and all intellectual property rights therein and all other proprietary information of Debtor, including, but not limited to, trade secrets;



  (g) all contract rights, warranty rights and other intangible rights of the debtor of any kind pertaining to (i) that certain riverboat gaming vessel "
   MARY'S PRIZE, " U.S. Coast Guard Official Number     102801 1, (ii) that
    certain riverboat gaming vessel "CRESCENT CITY QUEEN," U.S. Coast Guard Official Number 1028319, and (iii) all other riverboat gaming vessels or other vessels now or hereafter owned by Debtor, including, without limitation, any and all engines, boilers, machinery, components, gaming equipment, masts, boats, capstans, outfit, tools, pumps, gear, ftimishings, appliances, fittings, spare and replacement parts and any and all other appurtenances thereto or appertaining or belonging to any of the aforesaid vessels, whether on board or not on board (collectively the "Vessels"); and



 (h) all of Debtor's right, title and interest in and to any and all maps, plans, preliminary plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Project including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Debtor relating thereto including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Project or the construction, renovation or restoration of the Project as finalized, amended, supplemented, or otherwise modified from time to time by 2nd Opinion, Inc., a Louisiana corporation (the "INDEPENDENT CONSTRUCTION CONSULTANT"), in accordance with the terms of the Cash Collateral and Disbursement Agreement, or the extraction of minerals, sand, gravel or other valuable substances from the land upon which the Project will be constructed and purchase contracts or any agreement granting Debtor a right to acquire any land situated within the Parish of Bossier, Louisiana, or the Parish of Caddo, Louisiana; and



(i) the Collateral includes all items described in this Section 2, whether now owned or hereafter at any time acquired by Debtor and wherever located, and includes all replacements, additions, parts, appurtenances, accessions, substitutions, repairs, proceeds, products, offspring, rents and profits, relating thereto or therefrom, and all documents, records, ledger sheets and files of Debtor relating thereto ("PROCEEDS"). Proceeds hereunder include (i)
 whatever is now or hereafter receivable or received by Debtor upon the sale, exchange, collection or other disposition of any item of Collateral, whether voluntary or involuntary, whether such proceeds constitute Equipment, Intangibles, Vessels, Receivables or other assets; (ii) to the extent permitted by law, whatever is now or hereafter receivable or received by Debtor upon the sale, exchange, collection or other disposition of any Gaming
    License, regardless of whether such Gaming License is Collateral or an Excluded Asset; (iii) any such items which are now or hereafter acquired by Debtor with any proceeds of Collateral hereunder; and (iv) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of loss or damage or otherwise with respect to any item of Collateral or any proceeds thereof. Notwithstanding the foregoing, "Collateral," "Equipment," "Receivables," and "Intangibles" shall not include any of the following assets (the "EXCLUDED Assets"): (i) Gaming Licenses (as defined in the Indenture) or any other governmental approval or permit, to the extent that, under the terms and conditions of such approval or under applicable law, it cannot be subjected to a Lien in favor of Secured Party without the approval of the relevant Govermnental Authority, to the extent that such approval has not been obtained; (ii) any Equipment (A) the purchase of which was not financed with the proceeds of the Notes and (B) that Debtor is permitted to encumber and has encumbered pursuant to Section 4.09 of the Indenture and (C) in which Secured Party is prohibited from maintaining a security interest pursuant to the terms of the FF&E Financing Agreement (as defined below) encumbering such Equipment; and (iii) if Debtor incurs indebtedness on a secured basis to finance the costs of constructing the
 Casino Magic-Bossier City Hotel pursuant to Section 4.09 of the Indenture and satisfies any and all conditions set forth therein, any FF&E, Equipment or other personal property that is used or located at olr in connection with the operation of the Casino Magic-Bossier City Hotel; providedthat, in such event, Secured Party shall execute and deliver any instruments necessary or appropriate to release the lien of this Security Agreement on all such FF&E,
                    Equipment or other personal property.



    3. SECURED OBLIGATIONS OF DEBTOR.The Collateral secures and shall hereafter secure (i) the payment by Debtor to the Holders or Secured Party of all indebtedness now or hereafter owed to the Holders or Secured Party by
    Debtor in connection with the transactions related to the Notes and the Indenture (the "BOSSIER CITY FINANCING"), whether at stated maturity, by acceleration or otherwise, including, without limitation, Debtor's obligations under the Indenture, the Notes or any related documents securing the obligations thereunder, together with any interest thereon as provided therein, payments for early termination, fees, expenses, increased costs, indemnification or otherwise, in connection therewith and extensions, modifications and renewals thereof, (ii) the perfon-nance by Debtor of all other obligations and the discharge of all other liabilities of Debtor to the Holders or Secured Party of every kind and character arising from the Bossier City Financing, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint, several, joint and several (i.e., solidary), whether or not arising after the commencement of a proceeding under Bankruptcy Law (including postpetition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or prescriptive period or such obligation or liability may otherwise be unenforceable, and whether created under this Security Agreement or any other agreement to which Debtor and Secured Party are parties, (iii) any and all sums advanced by Secured Party in order to preserve the Collateral or preserve Secured Party's security interest in the Collateral (or the priority thereof), and (iv) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Secured Party referred to above, or of any exercise by Secured Party of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs (collectively, the "SECURED OBLIGATIONS"). All payments and performance by Debtor with respect to any Secured Obligations shall be in accordance with the terms under which said indebtedness, obligations and liabilities were or are hereafter incurred or created.



  4.     Debtor's RepresentationsAND Warranties.    Debtor represents and
                                warrants that:

(a) Debtor is (or, to the extent that the Collateral is acquired after the date hereof, will be) the sole legal and beneficial owner of the Collateral and has exclusive possession and control thereof; there are no security interests in, Liens, charges or encumbrances on, or adverse claims of title to, or any other interest whatsoever in, the Collateral or any portion thereof except Permitted Liens (as defined in the Indenture, including, without limitation, Liens that are created by this Security Agreement); and no financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof ("LIEN NOTICE") exists or is on file in any public office, and no Collateral or any portion thereof is in the possession of any third party, except as relates to Permitted Liens, including, without limitation, Liens as may have been filed in favor of Secured Party relating to this Security Agreement or related agreements, or for which duly executed termination statements have been delivered to Secured Party for filing;



  (b) Debtor has full right, power and authority to execute, deliver and perform this Security Agreement. This Security Agreement constitutes a legally valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms. Subject to the completion of the items identified in Section 4(c) below, the provisions of this Security Agreement are effective to create in favor of Secured Party a valid and enforceable first, prior and perfected security interest in the Collateral subject only to Permitted Liens;



(c) except for (i) the filing or recording of the financing statements and fixture filings done concurrently with the execution and delivery hereof, (ii)
 the actual taking of possession of instruments constituting Collateral by the
   Trustee hereunder, if required by the Louisiana Uniform Connnercial Code,
    Commercial Laws - Secured Transactions, (iii) all consents received and actions taken in connection with the closing of the offering of the Notes, and
(iv) any filings necessary to perfect Secured Party's security interest in any Patent, Trademark or Copyright, no authorization, approval or other action by, no notice to or registration or filing with, any person or entity, including without limitation, any stockholder or creditor of Debtor or any governmental authority or regulatory body is required (x) for the grant by Debtor of the security interest in the Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by Debtor,
    (y) for the perfection or maintenance of such security interest created hereby, including the first priority nature of such security interest subject to Permitted Liens, or (except for notices required under the Louisiana Uniform Commercial Code, Commercial Laws - Secured Transactions) the exercise by Secured Party of the rights and remedies provided for in this Security Agreement (other than any required governmental consent or filing with respect to any Patents, Trademarks, Copyrights, governmental claims, tax refunds, licenses or permits or the exercise of remedies requiring prior court approval, notices, consents, approvals or authorizations in connection with the sale of any securities under laws affecting the offering and sale of securities generally), or (z) for the enforceability of such security interest against third parties, including, without limitation, judgment lien creditors;



(d) except as set forth on Exhibit "A" attached hereto, Debtor does not do business, and for the previous five (5) years has not done business, under any fictitious business names or trade names;



 (e) the Collateral has not been and shall not be used or bought by Debtor for personal, family or household purposes. In addition, the Collateral does not include crops, timber, farm products, minerals or the like or accounts resulting from the sale of such minerals at the wellhead or minehead;


  (f) Debtor's chief executive office is located at 1701 Old Minden Road, Bossier City, Louisiana 71 1 1 1, Debtor's federal tax identification number is 6408781 10, and Debtor has no places of business other than such address and the Collateral is now and shall at all times hereafter be located at Debtor's places of business or as Debtor may otherwise notify Secured Party in writing;



  (g) Debtor does not maintain any deposit accounts other than those set forth in Exhibit " B " hereto and Debtor is not now indebted to any organization with which Debtor maintains a deposit account;



 (h)     Debtor has not purchased any Collateral, other than for cash, within twenty-one (21) days prior to the date hereof;



  (i) all originals of all promissory notes, other instruments or chattel paper which evidence Receivables (other than checks received by Debtor in the ordinary course of business, which Debtor promptly shall deposit into one of the deposit accounts encumbered hereunder) have been delivered to Secured
           Party (with all necessary or appropriate endorsements);



   (j) none of the execution, delivery and performance of this Security Agreement by Debtor, the consummation of the transactions herein contemplated, the FTILFILLMENT of the terms hereof or the exercise by Secured Party of any rights or remedies hereunder shall constitute or result in a breach of any of the terms or provisions of, or constitute a default under, or constitute an event which with notice or lapse of time or both shall result in a breach of or constitute a default under, any material agreement, or any indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Debtor is a party, conflict with or require approval, authorization, notice or consent under any material law, order, rule, regulation, license or pen-nit applicable to Debtor of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Debtor or its properties or require notice, consent, approval or authorization by or registration or filing with any person or entity (including, without limitation, any stockholder or creditor of Debtor)
  other than (i) any notices to Debtor from Secured Party required hereunder,
(ii) notices and filings in connection with the perfection of Liens hereunder, and (iii) notices, consents, approvals or authorizations in connection with the sale of any securities under laws affecting the offering and sale of securities generally. Except for documents entered into in connection with
 Permitted Liens, none of the Collateral is subject to any material agreement, or any indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Debtor is a party which may restrict or inhibit Secured Party's rights or ability to sell or dispose of the Collateral or any part thereof after the occurrence of a Default or an Event of Default (as defined herein);



  (k) Debtor is the true lawful exclusive owner or licensee of the Marks listed in Annex 1, except those listed as being held under a non-exclusive license, and that said listed Marks include all the United States federal registrations or applications registered in the United States Patent and
 Trademark office and that said Marks are valid, subsisting and have not been cancelled. Debtor represents and warrants that, except as indicated on Annex 1, it owns or is licensed to use or not prohibited from using all Marks that it uses. Debtor ftirther warrants that, except as indicated on Annex 1, it is aware of no third party claim that any aspect of Debtor's present or contemplated business operations infringes or will infringe Debtor's Marks.
  Debtor represents and warrants that it is the owner of record of all United States registrations and applications listed in Annex 1 hereto and that said registrations are valid, subsisting, have not been cancelled and that such is not aware of any third party claim that any of said registrations is invalid or unenforceable; and



  (l) Debtor is the true and lawful exclusive owner of all rights in the Patents listed in Amex 2 hereto and in the Copyrights listed in Annex 3 hereto, that said Patents include all the United States patents and applications for United States patents that Debtor owns and that said
   Copyrights constitute all the United States copyrights registered in the United States Copyright Office and applications for United States copyrights that it now uses or practices under. Debtor further warrants that it is aware of no third party claiirn that any aspect of Debtor's present or contemplated business operations infringes or will infringe any Patent or any Copyright.



        5.     COVENANTS OF DEBTOR.Debtor covenants and agrees that:

   (a) Debtor shall not move or permit to be moved the Collateral or any portion thereof to any location other than that set forth in Section 4(f)
hereof or the Project or locations established in compliance with Section 5(B) hereof, in each case without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, and the prior filing of a financing statement with the proper offices and in the proper form, to the extent necessary or appropriate, to perfect or continue the perfection (without loss of priority) of the security interests created herein, which filing shall be satisfactory in form, substance and location to Secured Party prior to such filing;



    (b) Debtor shall not voluntarily or involuntarily change its name, identity, corporate structure, or location of its chief executive office or any of its other places of business, unless in any such case (i) Debtor shall have first received the prior written consent of Secured Party, (ii) Debtor shall have executed and caused to be filed financing statements with the proper offices and in the proper form, to the extent necessary or appropriate, to perfect or continue the perfection (without loss of priority) of the security interests created herein, which filing shall be satisfactory in form, substance and location to Secured Party prior to such filing, and (iii) Debtor shall have delivered to Secured Party any other documents that may be required by Secured Party in a form and substance reasonably satisfactory to Secured Party to perfect or continue the perfection (without loss of priority) of the security interest created herein;



 (c) Debtor shall not establish or create any deposit accounts other than those set forth in Exhibit "A" without the prior written consent of Secured
      Party, and Debtor shall not hereafter incur any indebtedness to any organization listed in said Exhibit "A" except any indebtedness permitted under the terms of the Indenture;


(d) Debtor shall promptly, and in no event later than twenty-one (21) days after a request by Secured Party, procure or execute and deliver all further instruments and documents (including, without limitation, notices, legal opinions, financing statements, mortgagee waivers, landlord disclaimers and subordination agreements) satisfactory to Secured Party, and take any other actions which are necessary or, in the judgment of Secured Party, desirable or appropriate to perfect or to continue the perfection, priority and enforceability of Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons (other than holders of Permitted Liens), or to effect or to assure further the purposes and provisions of this Security
 Agreement, and shall pay all costs incurred in connection therewith. Without limiting the generality of the foregoing, Debtor shall: (i) mark conspicuously each item of chattel paper and each other contract included in the Collateral with a legend, in fonn and substance satisfactory to Secured Party, indicating that such chattel paper and other contracts are subject to the security interests granted hereby; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable, which Secured Party may reasonably request in order to perfect and preserve the perfection and priority of the security interests granted or purported to be granted hereby; (iii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper
   (other than checks received by Debtor in the ordinary course of business, which Debtor promptly shall deposit into one of the deposit accounts encumbered hereunder), deliver and pledge to Secured Party such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party; (iv) if any Collateral is at any time in the possession or control of any warehouseman, bailee, consignee or any of Debtor's agents or processors, Debtor shall notify such warehouseman, bailee, consignee, agent or processor of the security interests created or purported to be created hereby, shall cause such warehouseman, bailee, consignee, agent or processor to execute any financing statements or other documents which Secured Party may request, and, upon the request of Secured Party after the occurrence and during the continuation of a Default or an Event of Default, shall instruct such person to hold all such Collateral for Secured Party's account subject to Secured Party's instructions; (v) deliver and pledge to
 Secured Party all securities and instruments (other than checks, received by Debtor in the ordinary course of business, which Debtor promptly shall deposit into one of the deposit accounts encumbered hereunder) constituting Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party; and (vi)
     at the request of Secured Party, deliver to Secured Party any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Secured Party to be named as lienholder on any such certificate of title or other evidence of ownership;



   (e) without the prior written consent of Secured Party pursuant to or as expressly permitted by the Indenture, Debtor shall not in any way encumber, or hypothecate, or create or permit to exist, any Lien, security interest, charge or encumbrance or adverse claim upon or other interest in the Collateral, except for Permitted Liens, including without limitation, encumbrances permitted by the Indenture and the liens created by this Security Agreement, and Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein (other than holders of Permitted Liens), except as expressly provided herein. Debtor shall not permit any Lien Notices to exist or be on file in any public office with respect to all or any portion of the Collateral except, in each case, for
   Lien Notices of holders of Permitted Liens, including without limitation, encumbrances permitted by the Indenture or except as may have been filed by or for the benefit of Secured Party relating to this Security Agreement or related agreements. Debtor shall promptly notify Secured Party of any attachment or other legal process levied against any of the Collateral and any information received by Debtor relative to the Collateral, which may in any material way affect the value of the Collateral or the rights and remedies of
                      Secured Party in respect thereto;



(f) except as expressly permitted by the Indenture, Debtor shall not sell, transfer, assign (by operation of law or otherwise), exchange or otherwise dispose of all or any portion of the Collateral or any interest therein. If the proceeds of any such prohibited sale are notes, instruments, documents of title, letters of credit or chattel paper, such proceeds shall be promptly delivered to Secured Party to be held as Collateral hereunder (with all necessary or appropriate endorsements). If the Collateral, or any part thereof or interest therein, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Secured Party shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Debtor shall hold the proceeds thereof in a separate account for Secured Party's benefit. Debtor shall, at Secured Party's request, transfer such proceeds to Secured Party in kind, with such endorsements, if any, that Secured Party requires;



   (g) Secured Party is hereby authorized to file one or more financing statements or fixture filings, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of Debtor where permitted by law;



(h) except as expressly permitted by the Indenture, Debtor shall not enter into any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement, except for the Indenture and any documents, instruments or agreements related thereto or issue any securities which may restrict or inhibit Secured Party's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of a
                       Default or an Event of Default;



(i) except as expressly permitted by the Indenture, Debtor shall not enter into, modify or amend any existing or future contracts or agreements relating to the sale or disposition of the Collateral or any part thereof outside the ordinary course of business without the prior written consent of Secured Party pursuant to the Indenture. Upon request of Secured Party, Debtor shall provide Secured Party with copies of all existing and hereafter created contracts and agreements pertaining to any such sale or disposition and of all amendments and modifications thereto;



 (j) except as expressly permitted by the Indenture, Debtor shall pay and discharge all taxes, assessments and governmental charges or levies against the Collateral prior to delinquency thereof and shall keep the Collateral free of all unpaid claims and charges (including claims for labor, materials and supplies) whatsoever,



   (k) Debtor shall keep and maintain the Collateral in good condition, working order and repair, ordinary wear and tear excepted, and from time to time shall make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable toward such end.  Debtor shall not misuse or abuse the Collateral, or waste or allow it to deteriorate except for the ordinary wear and tear of its normal and expected use in Debtor's business in accordance with Debtor's policies as then in effect ( ided that no changes are made to Debtor's policies as in effect on the date hereof that would be materially adverse to the interests of Secured
   Party), and shall comply with all material laws, statutes and regulations pertaining to the use or ownership of the Collateral. Debtor shall promptly notify Secured Party regarding any material loss or damage to any material portion of the Collateral;



 (l) Debtor shall take (i) all actions consistent with reasonable business judgment, or (ii) upon the occurrence and during the continuation of a Default or an Event of Default, all actions directed by Secured Party in Secured Party's sole and absolute discretion, to create, preserve and enforce any
 Liens or guaranties available to secure or guaranty payments due Debtor under any contracts or other agreements with third parties, shall not voluntarily permit any such payments to become more than thirty (30) days delinquent and shall in a timely manner record and assign to Secured Party, to the extent and at the earliest time permitted by law, any such Liens and rights under such guaranties. Debtor shall give Secured Party written notice of any payments due Debtor within five (5) days after any such payments become thirty (30)
                               days delinquent;



(m) upon Secured Party's request, Debtor shall promptly deliver to Secured Party records and schedules that show the status, condition and location of the Collateral, including accounts receivable aging reports and other reports reasonably requested by Secured Party, all in reasonable detail; shall promptly notify Secured Party in writing of any event, or change of law, regulation, business practice, or business condition that may materially adversely affect the value of the Collateral; and shall provide Secured Party with current financial information concerning Debtor's business on a monthly, quarterly and audited fiscal year end basis, with detail satisfactory to
    Secured Party and which shall be prepared in accordance with generally accepted accounting principles consistently applied. Secured Party shall have the right to review and verify such records, schedules, financial information and notices, and Debtor shall reimburse Secured Party for all costs incurred thereby. Such review and verification shall include the right of Secured Party to contact account debtors to confirm balances owing on and the terms of
 Receivables, which right shall be subject to providing prior notice to Debtor so long as no Default or Event of Default has occurred and is continuing;



 (n) except as otherwise provided in this Section 5(n), Debtor shall continue to collect, at its own expense, all amounts due or to be become due Debtor under the Receivables or the Intangibles. In connection with such collections, Debtor may take (and at Secured Party's reasonable direction, shall take) such action as Debtor or Secured Party (or, upon the occurrence and during the continuation of a Default or an Event of Default, Secured
      Party) may deem necessary or advisable to enforce collection of the Receivables or the Intangibles; provided, however, that Debtor shall not adjust, settle or compromise the amount or payment of any Receivable or Intangible, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, other than adjustments, settlements, or discounts that are in accordance with Debtor's policies as then in effect; provided that no changes are made to Debtor's policies as in effect on the date hereof that would be materially adverse to the interests of Secured Party. Secured Party shall have the right at any time after the occurrence and during the continuation of a Default or an Event of Default to notify the account debtors or obligors under any of the Receivables or the Intangibles of the assiginment of such Receivables or Intangibles to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification and at the expense of Debtor, to enforce collection of any such Receivables or Intangibles, and to adjust, settle or compromise the amount or payment thereof, as Secured Party may deem appropriate in its sole discretion.
  After the occurrence and during the continuation of a Default or an Event of
   Default (i) all amounts and proceeds (including instruments) received by Debtor in respect of the Receivables or the Intangibles shall be received in trust for the benefit of Secured Party hereunder and, upon notice from Secured
 Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the sarne form as so received (with all necessary or appropriate endorsements as required by Secured Party) to be held as cash collateral and applied as provided by the Indenture, and (ii) Debtor shall not adjust, settle or compromise the amount or payment of any Receivable or Intangible, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon;



 (o) Secured Party shall have the right during regular business hours and upon prior notice to Debtor to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing any audit, making copies of records, observing the use of any part of the Collateral, or otherwise protecting its security interest in the Collateral. Debtor shall hold and preserve all records concerning the Receivables and (unless required to be delivered to Secured Party) all originals of all chattel paper that evidences any Receivables;



   (p) Secured Party shall have the right at any time, but shall not be obligated, to make any payments and do any other acts Secured Party may deem necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any encumbrance, charge or Lien (excluding any Permitted Liens)
   applicable or purported to be applicable to any Collateral hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of any Collateral, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including reasonable attorneys' fees. Debtor hereby agrees that it shall be bound by any such payment made or incurred or act taken by Secured Party hereunder and shall reimburse Secured Party for all payments made and expenses incurred under this Security Agreement, which amounts shall be secured under this Security Agreement. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts;



    (q) if Debtor shall become entitled to receive or shall receive any certificate, instrument, option or right (other than checks received by Debtor in the ordinary course of business, which Debtor promptly shall deposit into one of the deposit accounts encumbered hereunder), whether as an addition to, in substitution of, or in exchange for any or all of the Collateral or any part thereof, or otherwise, Debtor shall accept any such instruments as Secured Party's agent, shall hold them in trust for Secured Party, and shall deliver them forthwith to Secured Party in the exact form received, with Debtor's endorsement when necessary or appropriate, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by
 Secured Party, an additional pledge agreement or security agreement executed and delivered by Debtor, all in form and substance satisfactory to Secured Party, to be held by Secured Party, subject to the terms hereof, as additional
               Collateral to secure the obligations hereunder;



  (r) Secured Party is hereby authorized to pay all reasonable costs and expenses incurred in the exercise or enforcement of its rights hereunder, including reasonable attorneys' fees, and, while a Default or an Event of Default exists, to apply any Collateral or proceeds thereof against such amounts, and then to credit or use any further proceeds of the Collateral in accordance herewith;



  (s)Secured Party may take any actions permitted hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters; and



(t) Debtor hereby agrees to take all actions necessary to maintain Secured Party's first prior security interest (subject to Permitted Liens) in all
Marks, Patents and Copyrights, to preserve the value of all Marks, Patents and Copyrights, to prosecute and defend such Marks, Patents and Copyrights against infringement, and to provide Secured Party with notice of any material pertinent information regarding any such infringement, any material actions with the United States Patent and Trademark Office and any other information which could have a material adverse effect on the Marks, Patents and
                                 Copyrights.



                        6.     DEFAULTS AND REMEDIES

    (a) The occurrence of any "Default" or "Event of Default" under the Indenture (subject to the cure rights set forth therein) shall constitute a
    Default or an Event of Default, as the case may be, under this Security
                                  Agreement.



   (b) Upon the occurrence and continuation of a Default or an Event of Default hereunder, Debtor expressly covenants and agrees that Secured Party may, at its option, subject to the terms of the Indenture, in addition to other rights and remedies provided herein or otherwise available to it, without notice to or demand upon Debtor (except as otherwise required herein), exercise any one or more of the rights as set forth as follows:



  i) declare all advances made by Secured Party to Debtor hereunder, all other indebtedness owed by Debtor to Secured Party and all Secured Obligations to be immediately due and payable, whereupon all unpaid principal and interest on said advances and other indebtedness and Secured Obligations shall become and be immediately due and payable;



ii) iniinediately take possession of any of the Collateral wherever it may be found or require Debtor to assemble the Collateral or any part thereof and make it available at one or more places as Secured Party may designate, and to deliver possession of the Collateral or any part thereof to Secured Party, who shall have ftill right to enter upon any or all of Debtor's places of business, premises and property to exercise Secured Party's rights hereunder;



  iii) exercise any or all of the rights and remedies provided for by the Louisiana Uniform Commercial Code, Commercial Laws - Secured Transactions,
     specifically including, without limitation, the right to recover the attorneys' fees and other expenses incurred by Secured Party in the enforcement of this Security Agreement or in connection with Debtor's redemption of the Collateral. Secured Party may exercise its rights under this Security Agreement independently of any other collateral or guaranty that
    Debtor may have granted or provided to Secured Party in order to secure payment and performance of the Secured Obligations, and Secured Party shall be under no obligation or duty to foreclose or levy upon any other collateral given by Debtor to secure any Secured Obligation or to proceed against any guarantor before enforcing its rights under this Security Agreement;



 iv) use, manage, operate and control the Collateral and Debtor's business and property to preserve the Collateral or its value, or to pay the Secured
 Obligations, including, without limitation, the rights to take possession of all of Debtor's premises and property, to exclude Debtor and any third parties, whether or not claiming under Debtor, from such premises and property, to make repairs, replacements, alterations, additions and improvements to the Collateral and to dispose of all or any portion of the
           Collateral in the ordinary course of Debtor's business;



v) except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory. Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Debtor shall execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Debtor which may be waived, and Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. Debtor agrees that ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes "reasonable notification" within the meaning of Section 9:504(3) (or any comparable section in any other jurisdiction) of the Louisiana Uniform Conimercial Code, Commercial Laws Secured Transactions, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall (i) in case of a public sale, state the tirne and place fixed for such sale, (ii) in the case of a private sale, state the day after which such sale may be consunnnated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may FIX and the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels or portions, as Secured Party may determine and with or without any attendant foreclosure or sale of real property also serving as collateral for any of the
  Secured Obligations. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral on credit or for ftiture delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice;



  vi) proceed by an action or actions at law or in equity to recover the indebtedness secured hereunder or to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction in any mamer permitted by law, or provided for herein;



 vii) in the event Secured Party recovers possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, Secured Party may retain, sell or otherwise dispose of such Collateral in accordance with this Security Agreement or the
Louisiana Uniform Commercial Code, Commercial Laws - Secured Transactions, and
    following such retention, sale or other disposition, Secured Party may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued.  Debtor hereby consents to the voluntary dismissal without prejudice by Secured Party of such judicial action, and Debtor further consents to the exoneration of any bond which
                     Secured Party files in such action;



viii) with respect to the sale of securities constituting Collateral, to the extent Secured Party deems it advisable to do so, in its sole discretion or as may be required by applicable law, restrict the prospective bidders or purchasers to persons who in Secured Party's sole judgment are sufficiently sophisticated and who shall represent and agree that they are purchasing the securities constituting Collateral then being sold for their own account and not with a view to the distribution or resale thereof, and upon consunmiation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the securities constituting
                             Collateral so sold;



  ix) Secured Party, in its sole discretion, if permitted by law, may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase for its account the whole or any part of the
   Collateral at any public sale or sale on any securities exchange or other recognized market;



  x) to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Debtor shall irrevocably consent and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, Debtor shall immediately deliver possession of such Collateral to the receiver. Debtor also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. Secured Party shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral;



 xi) enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full and final payment of any deficiency has been made in cash. Debtor shall reimburse Secured Party upon demand for, or Secured Party may apply any proceeds of Collateral to, the costs and expenses (including attorneys' fees, transfer taxes and any other charges) incurred by Secured Party in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any
                            Collateral hereunder;



  xii) upon the occurrence of a Default or an Event of Default hereunder, any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for and/or then or at any time thereafter applied (including application to the payment of any costs, expenses, indemnification and other amounts payable to Secured Party hereunder, which amounts may be paid in whole or in part prior to the other
 Secured Obligations) in whole or in part by Secured Party against all or any part of the Secured Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Seeured Obligations shall be paid over to Debtor or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct; provided, however, that in the event that all of the conditions to termination of this Security Agreement under Section 7(l) shall have not been fulfilled, such balance shall be held as additional Collateral hereunder and applied from time to thne to Secured Party's costs and expenses and as otherwise provided hereunder until all such conditions shall have been fulfilled; and



  xiii) effect an absolute assignment of all of Debtor's right, title and interest in and to each Mark (and the goodwill of the business of Debtor associated therewith), Patent and Copyright.



  (c) The provisions of this Subsection 6(c) shall, without limiting the generality of any other provision of this Security Agreement, be applicable in the event any foreclosure shall take place in Louisiana on any Collateral or, in connection with any foreclosure hereunder, Louisiana law shall otherwise be applicable. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Louisiana executory process procedures,
Debtor does hereby acknowledge the Secured Obligations and confess judgment in favor of Secured Party for the full amount of such Secured Obligations. Debtor does by these presents consent and agree that upon the occurrence of a Default or an Event of Default it shall be lawful for Secured Party to cause all and singular the Collateral to be seized and sold under executory or ordinary process, at Secured Party's sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate parcels or portions as Secured Party may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two (2) witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. Debtor hereby waives in favor of Secured Party: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three (3) days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and
 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure
  Articles 2293 and 2721; (d) the three (3) days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723
  not specifically mentioned above.  In the event the Collateral, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Security Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, Debtor and Secured Party agree that the court issuing any such order shall, if petitioned for by Secured Party, direct the applicable sheriff or marshall to appoint as a keeper of the Collateral, Secured Party or any agent designated by Secured
    Party or any Person named by Secured Party at the thne such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:51369:5140.2 and Secured Party shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $250.00 per day payable on a monthly basis. The designation of keeper made herein shall not be deemed to require
          Secured Party to provoke the appointment of such a keeper.



                      7.     MISCELLANEOUS PROVISIONS

    (a) Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be in writing and may be delivered personally or sent by telegram, telecopy, facsimile, telex, first class mail or overnight courier, postage prepaid, to the parties addressed as follows:



  To Debtor:     Casino Magic of Louisiana Corp. 1701 Old Minden Road Bossier
                           City, Louisiana 71 1 1 1
                      Attn:     Robert A. Callaway, Esq.
                            Ph:     (318) 746-0711
                           Fax:     (318) 746-0853



 To Secured Party:     First Union Bank of Connecticut 10 State Street Square
                       Hartford, Connecticut 06103-3698
                            Ph:     (203) 247-1353
                           Fax:     (860) 247-1356
                     Attn: Corporate Trust Administration



                               With a copy to:

                            Brian Christaldi, Esq.
                 Kaye, Scholer, Fierman, Hays & Handler, LLP
                         425 Park Avenue, 12th Floor
                           New York, New York 10022
                            Ph:     (212) 836-7447
                           Fax:     (212) 836-7152



 Such notices, requests and other communications sent as provided hereinabove shall be effective when received by the addressee thereof, unless sent by registered or certified mail, postage prepaid, in which case they shall be effective exactly three (3) business days after being deposited in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.



   (b) Headings. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof.


 (c) Amendments. This Security Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.



(d) No Waiver. No failure on the part of Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any power, privilege or right under this Security Agreement or any related agreement shall operate as a waiver thereof nor shall any single or partial exercise by Secured Party of any power, privilege or right under this Security Agreement or any related agreement preclude any other or further exercise thereof or the exercise of any other power, privilege or right. The powers, privileges and rights in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.



   (e) Binding Agreement. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. Debtor shall not assign any of its interest under this Security Agreement without the prior written consent of Secured Party. Any purported assigrunent inconsistent with this provision shall, at the option of Secured Party, be null and void.



 (f) Entire Agreement. This Security Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant to determine the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.



(g) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Security Agreement shall be determined in accordance with and governed by the substantive laws of the State of Louisiana, without giving effect to its conflicts of law principles.



   (h) Severabiliiy. If any provision or obligation of this Security Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in
        FTILL force and effect to the maximum extent permitted by law.



    (i)    Survival of Provisions.    ALL representations, warranties and
 covenants of Debtor contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the termination of this Security Agreement pursuant
                          to Subsection 7(l) hereof.



(j) Power of Attorney. Debtor hereby irrevocably appoints Secured Party its attorney-in-fact, which appointment is coupled with an interest, with full authority in THE place and stead of Debtor and in the name of Debtor, Secured
  Party or otherwise, from time to time in Secured Party's discretion (a) to execute and file financing and continuation statements (and amendments thereto and modifications thereof) on behalf and in the name of Debtor with respect to the security interests granted or purported to be granted hereby, (b) to take any action and to execute any instrument which Secured Party may deem necessary or advisable to exercise its rights under Section 5(r) hereunder, and (c) upon the occurrence and during the continuance of a Default or an Event of Default, to take any action and to execute any instrument which
  Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:



  (i)     to obtain and adjust insurance required to be paid to Secured Party pursuant hereto;

(ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;



    (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (i) and (ii) above;



  (iv)    to sell, convey or otherwise transfer any item of Collateral to any purchaser thereof; and

  (v) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.



 (k) Counterparts. This Security Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.



     (1) Termination of Agreement. Subject to Section 10.01 of the Indenture, this Security Agreement and the security interest hereunder shall not terminate until full and final payment and performance of all of the Secured Obligations. At such time, Secured Party shall reassign and redeliver to Debtor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by Secured Party in accordance with the terms hereof, and execute and deliver to Debtor such documents as Debtor may reasonably request to evidence such termination. Such reassigm-nent and redelivery shall be without warranty by or recourse to Secured Party, and shall be at the expense of Debtor; provided, however, that this Security Agreement (including all representations, warranties and covenants contained herein and the priority of the security interests hereunder) shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the indebtedness and obligations secured hereunder is rescinded or must otherwise be restored or returned by
     Secured Party upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any other person or upon or in connection with the appointment of any intervenor or conservator of, or trustee or similar official for, Debtor or any other person or any substantial part of its assets, or otherwise, all as though such payments had not been made and Debtor shall take all action required by Secured Party in connection therewith.



     (m) Release of Collateral. If pursuant to Section 4.09 of the Indenture, Debtor is permitted to encumber any portion of the Casino Magic-Bossier City Hotel, then, upon the satisfaction of any and all conditions set forth in such Section and Section 10.03 of the Indenture,
     Secured Party shall execute and deliver any instruments necessary or appropriate to effectuate or confirm any encumbrance, free from the lien of this Security Agreement.



 (n) Successors and Assigns. This Security Agreement shall inure to the benefit of Secured Party, its successors and assigns, including the assignees of any Secured Obligation or of the benefit of any Secured Obligation and shall bind the heirs, executors, administrators, successors and assigns of
 Debtor. This Security Agreement is assignable by Secured Party with respect to all or any portion of the Secured Obligations, and when so assigned, Debtor shall be liable to the assignees under this Security Agreement without in any manner affecting the liability of Debtor hereunder with respect to any of the
   Secured Obligations retained by Secured Party. Each reference herein to powers or rights of Secured Party shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.



               (o)     Interaction with Financing Documents.

   (i) IncoLporation by Reference. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Security Agreement.



 (ii) Conflicts with Indenture. Notwithstanding any other provision of this Security Agreement, the terms and provisions of this Security Agreement shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides Debtor with a particular cure or notice period, or establishes any limitations or conditions on Secured Party's actions with regard to a particular set of facts, Debtor shall be entitled to the same cure periods and notice periods, and Secured Party shall be subject to the same limitations and conditions in place of the cure periods, notice periods, limitations and conditions provided for under the Indenture; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Security Agreement.
 In the event of any conflict or inconsistency between the provisions of this Security Agreement and those of the Indenture, including without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.



 (p) Gaming Laws and Regulations. Debtor and Secured Party acknowledge that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 4:501, g s"e ., and the Louisiana Gaming Control Law, La. R.S.
  27:1-3, 11-26, 31 and 32, and the regulations promulgated pursuant to each such law, all as amended from time to time. Debtor and Secured Party further acknowledge that the Gaming License held by Debtor is not part of the collateral of this Security Agreement and that, under the above described legislation and rules promulgated thereunder, the Secured Party may be precluded from or otherwise limited in taking possession of or in selling the collateral of this Security Agreement under the Defaults and Remedies provisions of this Security Agreement. Debtor and Secured Party also acknowledge that due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of collateral may be denied by Gaming Authorities or delayed pending Gaming
                             Authority approval.

 IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective undersigned duly authorized officers as of the date first above written.



                                   DEBTOR:

                      CASINO MAGIC OF LOUISIANA, CORP.,
                           a Louisiana corporation



                                     By: /s/ Robert A. Callaway
                                    Name: Robert A. Callaway
                                    Title: Executive Vice President, General
Council



                                SECURED PARTY:

FIRST UNION BANK OF CONNECTICUT, a Connecticut banking corporation, as trustee for the benefit of the holders of the Notes



                                     By: /s/ W. Jeffrey Kramer
                                    Name: W. Jeffrey Kramer
                                    Title: Vice President



                                     S-1

                                EXHIBIT "A"
                OTHER BUSINESS OR TRADE NAMES USED BY DEBTOR


                                    NONE.






                                     A-1

                                EXHIBIT "B"
                              DEPOSIT ACCOUNTS


                       Casino Magic of Louisiana Corp.
                   Open Bank Accounts as of August 21, 1996
                             o The Peoples Bank-


                                   Address
                               P.O. Drawer 529
                               Biloxi, MS 39533
                            Telephone 601-496-9296
                            Account number 1500156
                             ABA number 065500752



                          o Hibernia National Bank-



                                   Address
                                P.O. Box 61540
                            New Orleans, LA 70161
                            Telephone 318-674-3883
                           Account number 762079313
                             ABA number 065000090






                                     B-1

                                  ANNEX 1



               A.     SCHEDULE OF U.S. TRADEMARK REGISTRATIONS

   PURSUANT TO SECTION 10 OF THE MANAGEMENT AGREEMENT DATED AUGUST 22,1996, BETWEEN DEBTOR AND CASINO MAGIC CORP. ("LICENSOR"), LICENSOR GRANTED TO DEBTOR
 THE NON-EXCLUSIVE LICENSE TO USE "CASINO MAGIC" AS A SERVICE MARK AND AS PART OF ITS TRADE NAME SOLELY IN CONNECTION WITH THE BUSINESS OF GAMING FACILITIES
              AND RELATED AMENITIES IN BOSSIER CITY, LOUISIANA.



  B.     SCHEDULE OF PENDING APPLICATIONS FOR U.S. TRADEMARK REGISTRATIONS ON
             THE BASIS OF USE IN COMMERCE UNDER 17 USC   1051(a)



                                    NONE.

C.     SCHEDULE OF PENDING APPLICATION FOR U.S. TRADEMARK REGISTRATIONS ON THE
      BASIS OF INTENT TO USE THE MARK IN COMMERCE UNDER 17 USC   1051(b)



                                       NONE.






                                     AX-1

                                   ANNEX2



                    SCHEDULE OF PATENTS AND APPLICATIONS



                                    NONE.






                                     AX-2

                                   ANNEX3



                  SCHEDULE OF COPYRIGHTS AND APPLICATIONS



                                    NONE.






                                     AX-3